                                                                   EXHIBIT(c)(9)

                                                                    CONFIDENTIAL

                Discussion Materials For The Special Committee of

                                  [SYLVAN LOGO]

                               September 29, 2003


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]



AGENDA

1.  EXECUTIVE SUMMARY
2.  SUMMARY OF PROPOSED TRANSACTION
3.  OVERVIEW OF SYLVAN
4.  ANALYSIS OF PROPOSED TRANSACTION
5.  VALUATION OVERVIEW


LANE, BERRY & CO.
International                                                                  2

                                                                   [SYLVAN LOGO]

EXECUTIVE SUMMARY



LANE, BERRY & CO.
International                                                                  3

                                                                   [SYLVAN LOGO]


EXECUTIVE SUMMARY

   -  SUMMARY OF PROPOSED TRANSACTION

      - Lake Pacific Partners has proposed to purchase all the outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock")

      - After the Proposed Transaction, Sylvan will become a privately held company

   -  CONSIDERATION FOR THE PROPOSED TRANSACTION

      - The shareholders deemed not to be Insiders (the "Outsiders" or "Outside Shareholders") receive $12.00 cash for each share of Common Stock which aggregates to [ ] million

      - The Inside Shareholders receive $11.50 cash for each share of Common Stock which aggregates to [ ] million

         -  Lake Pacific Partners will contribute up to $40 million as equity

         - State of Wisconsin Investment Board will contribute up to $15 million as either equity or as a mezzanine security

         - Dennis Zensen, Sylvan's Chairman and CEO, will contribute at least [$4.3] million through a rollover of at least 50% of his [724,128] shares

         - The remaining source of funds will come from either renewing the existing bank loan with Citizens or a new senior debt financing

   -  PROCESS & TIMING OF THE PROPOSED TRANSACTION

         -  Sign the definitive merger, agreement by October 7, 2003

         -  File proxy statement with the SEC by October 15, 2003

         - Receive approval from the SEC and mail proxies to the shareholders by November 26, 2003

         -  Hold special meeting and shareholder vote by the middle of December

         - Proposed Transaction Closes; a subsidiary to be created by Lake Pacific Partners merges with and into Sylvan pursuant to a [reverse triangular merger] by the end of December 2003


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]


SUMMARY OF PROPOSED TRANSACTION






LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

SUMMARY OF KEY TERMS OF THE PROPOSED TRANSACTION

THE LAKE PACIFIC PARTNERS OFFER INCLUDES THE FOLLOWING KEY ELEMENTS:



DEAL CONSIDERATION      -     Two-tiered cash consideration for Sylvan's Common
                              Stock

                           - The Outside Shareholders receive $12.00 cash for each share of Common Stock

                           - The Inside Shareholders receive $11.50 cash for each share of Common Stock


TRANSACTION STRUCTURE   -     [Reverse triangular merger]

PRINCIPAL CONDITIONS
 TO CLOSING             -     Shareholder vote approval

                        - Dennis Zensen must have consummated his stock roll-over

                        -     Indebtedness of the Company must not exceed
                              $40mm (1)

                        - Lake Pacific Partners must obtain financing on terms at least as favorable as the terms in the commitment letters

                        -     Material adverse change out

BREAK-UP FEE            -     1.5% bid by Special Committee vs. $2.5mm ask
                              by Lake Pacific Partners


----------
(1) As stated in Lake Pacific's preliminary bid letter. Exact amount to be negotiated.


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

OVERVIEW OF SYLVAN




LANE, BERRY & CO.
International                                                                 7

                                                                   [SYLVAN LOGO]

KEY PERFORMANCE METRICS

($ in millions)                                                                               2003
                                        2000       2001     2002      ----------------------------------------------------
                                       --------------------------     Old Wrap.      New Wrap.      Rev. 2003      Current
                                       Actual     Actual   Actual       Proj.          Proj.          Proj.         Proj.
                                       ------     ------   ------       -----          -----          -----         -----
Net Sales                               $85.9     $85.9     $88.2       $88.9          $97.0                        $95.9
  Cost of Sales                          47.9      49.8      52.1        53.0           61.9                         61.4
                                        -----     -----     -----       -----          -----                        -----
Gross Profit                             38.0      36.1      36.1        35.9           35.1                         34.4
  Selling and Administration             19.5      18.0      19.4        17.7           19.7                         20.4
  Lake Pacific Expenses and Fees          0.0       0.0       0.0         0.0            0.0                          0.0
  Research and Development                1.8       1.7       2.0         1.9            1.2                          1.2
  Depreciation                            5.2       5.4       5.6         5.7            5.6                          6.7
                                        -----     -----     -----       -----          -----                        -----
Operating Income                         11.5      11.0       9.1        10.6            8.5           6.6            6.1
  Depreciation                            5.2       5.4       5.6         5.7            5.6           6.3            6.7
  Other Amortization/Non-Cash Items (1)   0.7       0.8       0.2         0.2            0.9           1.1            0.2
                                        -----     -----     -----       -----          -----          ----          -----
EBITDA                                   17.4      17.2      14.9        16.5           15.1          14.0           13.0
  Public Company Expenses (2)                                             0.7            0.7           0.7            1.1
  Management Annuity Expense (3)                                          0.4            0.4           0.4            0.4
                                                                        -----          -----          ----          -----
Adjusted EBITDA                                                          17.6           16.2          15.1           14.5

                                                YTD July 2003
                                       -----------------------------
                                       Revised       Actual     Var.
                                       -------       ------     ----
Net Sales                               $53.3        $53.2     (0.2%)
  Cost of Sales                          33.6         33.4      0.6%
                                        -----        -----     ----
Gross Profit                             19.7         19.8      0.5%
  Selling and Administration             12.1         12.1      0.4%
  Lake Pacific Expenses and Fees          0.0          0.0
  Research and Development                0.9          0.9     (1.3%)
  Depreciation                            3.6          3.7     (1.0%)
                                        -----        -----     ----
Operating Income                          3.1          3.2      3.6%
  Depreciation                            3.6          3.7     (1.0%)
  Other Amortization/Non-Cash Items (1)   0.1          0.1
                                        -----        -----     ----
EBITDA                                    6.8          7.0      2.2%
  Public Company Expenses (2)
  Management Annuity Expense (3)

Adjusted EBITDA



----------
(1) In defining EBITDA, Lake Pacific Partners does not add-back non-cash pension related items of $670K per year. This difference is reflected in the variances between the Old and Current Projections figures for Other Amortization/Non-Cash Items. Additionally, YTD July 2003 Amortization expense is an estimate.

(2) In the New Wrapper and Current projections, Public Company Expenses of $700K and $1.1mm, respectively, were eliminated from Corporate Expenses in 2004 and assumed to be eliminated thereafter in the amounts of $900K in 2005 and $800K in 2006 and 2007.

(3) In the the New Wrapper and Current projections, Management Annuity expenses of $400K are assumed to be eliminated from Corporate Expenses beginning in 2004 which is reflected in the Adjusted EBITDA figures.


LANE, BERRY & CO.
International                                                                  8

                                                                   [SYLVAN LOGO]

($ in millions)                                            2004                                   2005
                                           ------------------------------          -------------------------------
                                           New Wrap.      Current                  New Wrap.     Current
                                             Proj.         Proj.     Var.           Proj.        Proj.        Var.
                                             -----         -----     ----           -----        -----        ----
Net Sales                                   $99.4         $96.9     (2.6%)          $101.5       $97.7       (3.8%)
 Cost of Sales                               62.7          61.5      2.0%             63.4        61.8        2.5%
                                            -----         -----     ----            ------       -----       ----
Gross Profit                                 36.7          35.4     (3.5%)            38.1        35.9       (5.9%)
 Selling and Administration                  19.6          19.5      0.7%             20.0        19.6        2.2%
 Lake Pacific Expenses and Fees               0.0           0.2                        0.0         0.2
 Research and Development                     1.3           1.3      0.4%              1.3         1.3        2.3%
 Depreciation                                 5.5           6.3    (15.6%)             5.3         6.0      (12.1%)
                                            -----         -----     ----            ------       -----       ----
Operating Income                             10.3           8.1    (21.2%)            11.5         8.8      (23.1%)
 Depreciation                                 5.5           6.3    (15.6%)             5.3         6.0      (12.1%)
 Other Amortization/Non-Cash Items (1)        0.9           0.2     78.3%              0.9         0.2       78.3%
                                            -----         -----     ----            ------       -----       ----
EBITDA                                       16.7          14.7    (12.3%)            17.8        15.0      (15.3%)
 Public Company Expenses (2)
 Management Annuity Expense (3)               0.4           0.4      0.0%              0.4         0.4        0.0%
                                            -----         -----     ----            ------       -----       ----
Adjusted EBITDA                              17.1          15.1    (12.0%)            18.2        15.4      (15.0%)
                                            =====         =====     ====            ======       =====       ====


($ in millions)                                          2006                                  2007
                                          -------------------------------      ---------------------------------
                                          New Wrap.    Current                 New Wrap.       Current
                                            Proj.       Proj.       Var.        Proj.           Proj.       Var.
                                            -----       -----       ----        -----           -----       ----
Net Sales                                  $103.3      $100.6      (2.6%)      $104.0          $103.6      (0.4%)
 Cost of Sales                               64.0        61.9        3.3%        64.4            62.2       3.5%
                                           ------      ------      -----       ------          ------      ----
Gross Profit                                 39.3        38.7       (1.5%)       39.6            41.4       4.7%
 Selling and Administration                  20.3        20.1        0.8%        20.5            20.7      (0.9%)
 Lake Pacific Expenses and Fees               0.0         0.2                     0.0             0.2
 Research and Development                     1.3         1.3       (0.2%)        1.3             1.3      (1.3%)
 Depreciation                                 5.2         5.7       (9.6%)        5.1             5.5      (8.0%)
                                           ------      ------      -----       ------          ------      ----
Operating Income                             12.5        11.4       (8.9%)       12.6            13.7       8.3%
 Depreciation                                 5.2         5.7       (9.6%)        5.1             5.5      (8.0%)
 Other Amortization/Non-Cash Items (1)        0.9         0.2        78.3%        0.9             0.2      78.3%
                                           ------      ------      ------      ------          ------      ----
EBITDA                                       18.6        17.3       (7.2%)       18.6            19.4       3.9%
 Public Company Expenses (2)
 Management Annuity Expense (3)               0.4         0.4        0.0%        0.4             0.4       0.0%
                                           ------      ------      -----       ------          ------      ----
Adjusted EBITDA                              19.0        17.7       (7.0%)       19.0            19.8       3.8%
                                           ======      ======      ======      ======          ======      ====

----------
(1) In defining EBITDA, Lake Pacific Partners does not add-back non-cash pension related items of $670K per year. This difference is reflected in the variances between the Old and Current Projections figures for Other Amortization/Non-Cash Items. Additionally, YTD July 2003 Amortization expense is an estimate.

(2) In the New Wrapper and Current projections, Public Company Expenses of $700K and $1.1mm, respectively, were eliminated from Corporate Expenses in 2004 and assumed to be eliminated thereafter in the amounts of $900K in 2005 and $800K in 2006 and 2007.

(3) In the the New Wrapper and Current projections, Management Annuity expenses of $400K are assumed to be eliminated from Corporate Expenses beginning in 2004 which is reflected in the Adjusted EBITDA figures.



LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]


STOCK PRICE / VOLUME

SEPTEMBER 26, 2001 - SEPTEMBER 26, 2003

[LINEGRAPH DEPICTING STOCK PRICE/VOLUME SEPTEMBER 26, 2001 - SEPTEMBER 26, 2003]




LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

ANALYSIS OF PROPOSED TRANSACTION

LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

SUMMARY TRANSACTION MULTIPLES

(USD in millions, except per share data)
----------------------------------------
Purchase Price Per Share                               $12.00
Fully Diluted Shares Outstanding                          5.2
                                                       ------
  EQUITY VALUE                                           62.7
Expected Debt as of 12/31/03:
Revolver                                                 30.0
Other Debt                                                1.3
Minority Interest                                         2.1
Cash and cash equivalents                                 4.0
                                                       ------
  ENTERPRISE VALUE                                       92.1
Implied LTM Revenue Multiple                             1.0x
Implied FY'03E Revenue Multiple                          1.0x
Implied LTM EBITDA Multiple                              6.6x
Implied FY'03E EBITDA Multiple (1)                       7.1x
Implied FY'03E Adjusted EBITDA Multiple (2)              6.4x
Implied LTM P/E Ratio                                   16.9x
Implied FY'03E P/E Ratio (1)                            22.1x

----------
(1) Financial figures assume Sylvan remains a public company. EBITDA does not include the management annuity add-back of $400K and the Lake Pacific fees and expenses of $200K and it does include all public company expenses which are $1.1mm in 2003.

(2) Financial figures assume Sylvan becomes a private company. EBITDA adjusted for add-backs of $1.1mm and $400K for elimination of public company expenses and executive annuity expenses respectively in 2003.

LANE, BERRY & CO.
International                                                                 12

                                                                   [SYLVAN LOGO]

SUMMARY OF FIRST SYLVAN SALES PROCESS

-     LBCI CONTACTED A TOTAL OF 35 PROSPECTIVE BUYERS

- 8 OF THE 14 STRATEGIC BUYERS RECEIVED A "TEASER" AND 1 OF THESE 8 RECEIVED A CONFIDENTIALITY AGREEMENT

      - None of the strategic buyers executed a Confidentiality Agreement; therefore, no strategic buyer received a "Wrapper"

      -     The other 6 strategic buyers immediately declined further interest

- 15 OF THE 21 FINANCIAL BUYERS RECEIVED A "TEASER" AND 10 OF THESE 15 EXECUTED A CONFIDENTIALITY AGREEMENT AND RECEIVED A "WRAPPER"

      - Some financial buyers that did not receive a "Teaser" or execute a Confidentiality Agreement evaluated the merits of a deal by using public filings

- TWO FINANCIAL BUYERS, AMERICAN SECURITIES CAPITAL PARTNERS AND CADIGAN INVESTMENT PARTNERS, SUBMITTED A NON-BINDING INDICATION OF INTEREST

      - American Securities Capital Partners valued Sylvan at $10.00 - $11.00 per share

      - Cadigan Investment Partners valued Sylvan at $12.50 - $13.50 per share

- THESE BUYERS WERE PROVIDED 2003E REVENUE AND EBITDA ESTIMATES OF $88.9 MILLION AND $16.5 MILLION RESPECTIVELY

      - American Securities Capital Partners' bid range: 1.0x 2003E Revenue & 5.2x 2003E EBITDA - 1.0x 2003E Revenue & 5.6x 2003E EBITDA

      - Cadigan Investment Partners' bid range: 1.1x 2003E Revenue & 6.1x 2003E EBITDA - 1.2x 2003E Revenue & 6.5x 2003E EBITDA



                                CALL       TEASER       BOOK      BID
                                ----       ------       ----      ---
STRATEGIC                        14           8           0        0
FINANCIAL                        21          15          10        2
                                 --          --          --       --
TOTAL                            35          23          10        2
                                 ==          ==          ==       ==


LANE, BERRY & CO.
International                                                              13

                                                                   [SYLVAN LOGO]

SUMMARY OF SECOND SYLVAN SALES PROCESS

      -     LBCI AND MORGAN JOSEPH CONTACTED A TOTAL OF 73 PROSPECTIVE BUYERS

      - 13 OF THE 32 STRATEGIC BUYERS RECEIVED A "TEASER" AND 1 OF THESE 13 EXECUTED A CONFIDENTIALITY AGREEMENT AND RECEIVED A "WRAPPER"

            - The other 19 strategic buyers immediately declined further interest

      - 27 OF THE 41 FINANCIAL BUYERS RECEIVED A "TEASER" AND 12 OF THESE 27 EXECUTED A CONFIDENTIALITY AGREEMENT AND RECEIVED A "WRAPPER"

            - Some financial buyers that did not receive a "Teaser" or execute a Confidentiality Agreement evaluated the merits of a deal by using public filings

      - THE FOLLOWING FOUR FINANCIAL BUYERS SUBMITTED A NON-BINDING INDICATION OF INTEREST: AMERICAN SECURITIES CAPITAL PARTNERS, KEY KOSMONT, LAKE PACIFIC PARTNERS AND THE TOKARZ GROUP (1)

      - THESE BUYERS WERE PROVIDED 2003E REVENUE AND EBITDA ESTIMATES OF $97.0 MILLION AND $15.1 MILLION RESPECTIVELY

                              CALL       TEASER      BOOK    BID
                              ----       ------      ----    ---
STRATEGIC                      32          13          1      0
FINANCIAL                      41          27         12      4
                               --          --         --      -
TOTAL                          73          40         13      2
                               ==          ==         ==      =

-------------
(1) The Tokarz Group is run by Michael Tokarz who is the Chairman of Cadigan Investment Partners.





LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

PRELIMINARY BID DETAILS

THE COMPREHENSIVE SALES PROCESS CONDUCTED BY LBCI AND MORGAN JOSEPH PRODUCED FOUR PRELIMINARY BIDS WHICH ARE SUMMARIZED BELOW:

                              PRICE PER                                               FINANCING
PROSPECTIVE BUYER            SHARE RANGE              IMPLIED MULTIPLES (1)            SOURCES
-----------------            -----------              ---------------------            -------
AMERICAN SECURITIES       $8.00                      0.8x 2003E Revenue              Not disclosed
CAPITAL PARTNERS                                     5.0x 2003E EBITDA

KEY KOSMONT               $7.00 - $9.00              0.7x - 0.8x 2003E Revenue       Not disclosed
                                                     4.6x - 5.3x 2003E EBITDA


LAKE PACIFIC PARTNERS     $11.50                                                     Equity:
                          Submitted a second two-                                      Lake Pacific
                          tiered preliminary bid:                                      SWIB
                          $12.00 for Outsiders       1.0x 2003E Revenue                Dennis Zensen
                          $11.50 for Insiders        6.4x 2003E EBITDA (2)           Senior Debt

THE TOKARZ GROUP          $10.00                     0.9x 2003E Revenue              Equity
                                                     5.7x 2003E EBITDA               Senior Debt


PROSPECTIVE BUYER          COMMENTS
-----------------          --------
AMERICAN SECURITIES     - Submitted verbal bid
CAPITAL PARTNERS

KEY KOSMONT             - Tender offer
                        - 5% - 10% management ownership
                        - Lock-up agreements with large shareholders

LAKE PACIFIC PARTNERS   - Merger
                        - Agreement by D. Zensen to roll half of his shares
                        - Obtain financing from SWIB and bank lenders

THE TOKARZ GROUP        - Tender offer or statutory merger

----------------
(1) Implied Revenue and EBITDA multiples calculated from projected 2003 financials on prior page.


(2) Implied Revenue and EBITDA multiples assume $12.00 per share is paid in cash to all Sylvan shareholders.


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

VALUATION OVERVIEW



LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

PUBLIC EQUITY COMPARABLES OVERVIEW

METHODOLOGY                               -     To determine the current public
                                                market value and trading
                                                multiples of companies similar
                                                to Sylvan, thereby imputing a
                                                "public market" valuation range

COMPANY SELECTION                         -     LBCI analyzed a range of public
                                                food and agricultural producers
                                                and selected three sectors
                                                comprising six trading
                                                comparables for analysis:

Food Processors:              Fresh Produce Companies:            Agricultural Companies:
----------------              ------------------------            -----------------------
Archer Daniels Midland        Chiquita Brands                     Delta and Pine
Bunge                         Fresh Del Monte                     Hines Horticulture


ISSUES                              -           No control premium is reflected
                                                in the results of the public
                                                market valuation

                                    -           There are no direct public
                                                company comparables to the
                                                Company

                                    -           Many of the listed companies are
                                                substantially larger than the
                                                Company which affects their
                                                direct applicability vis-a-vis
                                                valuation



LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

PUBLIC EQUITY COMPARABLES ANALYSIS

(USD in Millions)              STOCK        % OF      FD                         EV / REVENUE              EV / EBITDA
                               PRICE      52-WEEK   EQUITY     ENTERPRISE  ----------------------    ----------------------
COMPANY                       9/25/03       HIGH     VALUE       VALUE     LTM    CY'03E   CY'04E    LTM     CY'03E  CY'04E
-------                       -------       ----     -----       -----     ---    ------   ------    ---     ------  ------
 SYLVAN                         $10.05       82%    $   51.7   $    85.6   0.9X     0.9X    0.9X     6.1X    6.6X     6.0X
FOOD PROCESSING COMPANIES
 Archer-Daniels Midland     (1) $12.99       90%    $8,397.0   $10,506.6   0.3x     0.3x    0.3x     7.3x    6.8x     6.2x
 Bunge                      (2)  27.55       88%     2,780.4     5,155.4   0.3x     0.2x    0.2x     7.6x    6.4x     4.8x
FRESH PRODUCE COMPANIES
 Chiquita Brands            (3)  18.25       95%       734.7       913.9   0.3x     0.4x    0.3x     8.8x    5.7x     4.8x
 Fresh DelMonte                  25.22       85%     1,443.8     1,577.9   0.7x     0.6x    0.6x     5.2x    5.2x     4.8x
AGRICULTURAL COMPANIES
 Delta and Pine                  22.71       89%       899.3       787.6   2.8x     2.7x      NA    11.9x   11.8x       NA
 Hines Horticulture         (4)   3.35       96%        73.9       321.2   1.0x       NA      NA     6.2x      NA       NA

 HIGH                                        96%                           2.8X     2.7X    0.6X    11.9X   11.8X     6.2X

 MEDIAN                                      89%                           0.5X     0.4X    0.3X     7.4X    6.4X     4.8X

 LOW                                         85%                           0.3X     0.2X    0.2X     5.2X    5.2X     4.8X


(USD in Millions)
                                              P/E
                                -----------------------------
COMPANY                          LTM     CY'03E        CY'04E
-------                          ---     ------        ------
 SYLVAN                         14.2X     18.5X        21.8X
FOOD PROCESSING COMPANIES
 Archer-Daniels Midland         18.6x     15.7x        13.0x
 Bunge                           7.3x     10.8x         9.8x
FRESH PRODUCE COMPANIES
 Chiquita Brands                   NM      9.6x         6.8x
 Fresh DelMonte                  6.2x      6.6x         6.4x
AGRICULTURAL COMPANIES
 Delta and Pine                 29.8x     31.1x           NA
 Hines Horticulture             10.0x      1.9x           NA
 HIGH                           29.8X     31.1X        13.0X
 MEDIAN                         10.0X     10.2X         8.3X
 LOW                             6.2X      1.9X         6.4X

                                             REVENUE                     ADJUSTED EBITDA                   EARNINGS PER SHARE
                                    -------------------------    ------------------------------    --------------------------------
                                     LTM     CY'03E    CY'04E     LTM      CY'03E (5)  CY'04E (5)     LTM     CY'03E (5)  CY'04E (5)
                                     ---     ------    ------     ---      ---------- -----------     ---    -----------  ----------
SYLVAN FINANCIALS                   $ 91.9   $ 95.9     $96.9    $ 14.0     $ 13.0      $ 14.2       $ 0.71   $ 0.54       $0.76
IMPLIED SYLVAN PRICE PER SHARE
 HIGH                               $42.86   $44.27     $4.55    $25.76     $23.21      $10.46       $21.12   $16.87       $9.84
 MEDIAN                             $ 2.49       NM        NM    $13.69     $ 9.46      $ 6.70       $ 7.09   $ 5.52       $6.31
 LOW                                    NM       NM        NM    $ 7.58     $ 6.55      $ 6.52       $ 4.38   $ 1.04       $4.84


--------------------
(1)   Pro forma for the acquisition of Minnesota Corn Processsors LLC.

(2) Pro forma for the acquisition of Cereol S.A. and for the sale of its Lesieur bottled oil business.

(3) Pro forma for the acquisition of Scipio and the sale of Chiquita Processed Foods. LTM as of 3/31/03.

(4)   Pro forma for the 9/11/03 issuance of $175mm in senior notes.

(5) Financial figures assume Sylvan remains a public company. CY'03E and CY'04E EBITDA, and CY'03E and CY'04E EPS do not include the management annuity add-back of $400K and the Lake Pacific fees and expenses of $200K, and do include all public company expenses, which are $1.1mm in 2003 and $700K in 2004.


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

M&A COMPARABLES OVERVIEW

METHODOLOGY       -     To determine the historical private market value and
                        transaction multiples of companies similar to the Company, thereby imputing a "transaction" valuation range

ISSUES            -     Multiples paid in the transaction analysis may reflect
                        potential synergies an acquiror could realize as a result of the target's operating scale

                  -     There are no direct M&A comparable transactions




LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

M&A COMPARABLES ANALYSIS

(USD in Millions)
ANN. DATE     ACQUIROR                 TARGET
---------     --------                 ------
  6/2/03      Fox Paine and Co.        Seminis

  2/4/03      Riviana Foods            ACH Food Companies, Rice Business

12/18/02      Investor Group           Dole Food Company

 7/22/02      Bunge                    Cereol S.A.

  1/7/02      Kerry Group              Stearns & Lehman


 8/17/01      Nippon Suisan            Gorton's Seafood & Bluewater Seafoods


 2/20/01      Lesaffre et Compagnie    Sensient Technologies' Red Star Yeast & Products (1)

12/21/00      Investor Group           Michael Foods



10/17/00      Kerry Group              Armour Food Ingredients

12/17/99      Moneys Mushrooms         Vlasic Foods, Vlasic Farms Fresh Mushrooms Business

 9/16/98      Pictsweet LLC            United Foods Inc.



                                                                                                            TRANSACTION
                                                                                                            VALUE / LTM
(USD in Millions)                                                                          TRANS.       ------------------
ANN. DATE            DESCRIPTION                                                           VALUE        REVENUE     EBITDA
---------            -----------                                                           ------       -------     ------
  6/2/03             Worldwide producer and marketer of vegetable and fruit seeds.         $625.0       1.3x         7.8x

  2/4/03             Producer of rice products.                                              24.0       0.7x           NA

12/18/02             Producer and marketer of fruits and vegetables.                      2,500.0       0.6x         6.4x

 7/22/02             Manufacturer of seed oils and olive oils.                            1,496.3       0.3x         5.5x

  1/7/02             Stearns & Lehman is a manufacturer of coffeehouse chain,                26.0       1.3x           NA
                     foodservice and branded Italian-style flavoured syrups.

 8/17/01             Gorton's is a retail frozen seafood brand in                           175.0       0.7x         8.8x
                     the U.S. & Bluewater is a brand in Canada.

 2/20/01             Supplier of yeast to the commercial bakery market.                     122.0       1.0x         7.1x

12/21/00             Producer and distributor of food products in four areas: egg           747.2       0.7x         5.5x
                     products refrigerated distribution, dairy products and potato products.

10/17/00             Provide a wide range of specialty food ingredients.                     35.0       0.9x           NA

12/17/99             Producer of fresh mushrooms.                                            50.0       0.4x           NM

 9/16/98             Grower, processor, marketer and distributor of food products.           63.1       0.3x         4.9x

                     HIGH                                                                $2,500.0       1.3X         8.8X
                     MEDIAN                                                              $  122.0       0.7X         6.4X
                     LOW                                                                 $   24.0       0.3X         4.9X


                                                                      LTM
                                                              ------------------
                                                              REVENUE     EBITDA
                                                              -------     ------
                     SYLVAN FINANCIALS                        $ 91.9      $ 14.0
                     IMPLIED SYLVAN PRICE PER SHARE
                       HIGH                                   $17.34      $17.25
                       MEDIAN                                 $ 5.75      $10.83
                       LOW                                        NM      $ 6.79

----------
(1) Revenue is an actual figure, EBITDA is an estimate.



LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

LBO ANALYSIS OVERVIEW


METHODOLOGY             -           To determine the potential price a financial
                                    buyer could pay assuming certain benchmarks of financial leverage and required returns

                        - This analysis uses "private company" figures to reflect the operations as if the Company were no longer a public company



BENCHMARK SELECTION     -           LBCI identified the following key benchmarks
                                    in performing its analysis:

                                           -    Maximum pro forma Senior Debt /
                                                2003E Adjusted EBITDA of 3.25x

                                           -    Maximum pro forma Total Debt /
                                                2003E Adjusted EBITDA of 4.25x

                                           -    Minimum equity returns of
                                                approximately 17% to the
                                                mezzanine debt holders

                                           -    Minimum equity returns to the
                                                sponsor of approximately 25%



LANE, BERRY & CO.                                                             21
International

                                                                   [SYLVAN LOGO]

LBO ANALYSIS

SOURCES & USES OF FUNDS (USD IN MILLIONS)

                                    CUM. MULT.
                                      FY03E
SOURCES                     AMT.    % TOTAL      ADJUSTED EBITDA      USES                          AMT.
-------                     ----    -------      ---------------      ----                          ----
Revolver (1)               $27.1       29.7%            1.9x          Equity Purchase Price        $56.1
Term Loan A                 20.0       21.9%            3.3x          Refinance Debt                31.3
Mezzanine                   14.5       15.9%            4.3x          Transaction Fees & Expense     3.9
                           -----      -----
 Subtotal                   61.6       67.4%            4.3x
Sponsor Equity              29.7       32.6%            6.0x
                           -----      -----                                                        -----
 TOTAL SOURCES             $91.4      100.0%            6.0x          TOTAL USES                   $91.4
                           =====      =====                                                        =====


TRANSACTION SUMMARY

Current Stock Price                   $   10.00
PURCHASE PRICE PER SHARE                  10.75
Shares Outstanding                          5.2
                                      ---------
 Equity Value                              56.1
Plus: Existing Debt                        31.3
Plus: Existing Minority Interest            2.1
Less: Existing Cash                         4.0
                                      ---------
 Total Enterprise Value                    85.6
TEV AS A MULTIPLE OF:
FY'02A EBITDA                               5.8x
FY'03E EBITDA (2)                           6.6x
FY'03E Adjusted EBITDA (3)                  5.9x
                                      ---------




OWNERSHIP TABLE

                           PF                 DILUTED     VALUE IN
                         OWNER.   WARRANTS    OWNER.        2008       IRR
                         ------   --------    ------        ----       ---
Sponsor Group            94.5%      0.0%       94.5%    $   91.3      25.2%
Mezzanine (12.0%)         0.0%      5.5%        5.5%        21.6      17.2%
                         ----       ---        ----     --------      ----
 TOTAL                   94.5%      5.5%      100.0%       112.9
                         ====       ===       =====     ========

SUMMARY CREDIT AND LEVERAGE STATISTICS

                                                                  PROJECTED FISCAL YEARS
                                                                    ENDING DECEMBER 31,
                                           PRO FORMA        --------------------------------
                                           12/31/03E        2004      2005     2006     2007
                                           ---------        ----      ----     ----     ----
Bank Debt / Adj. EBITDA (3)                  3.3x           2.8x      2.4x     1.7x     1.1x
Total Debt / Adj. EBITDA (3)                 4.3            3.8       3.3      2.5      1.8
Adj. EBITDA / Interest Expense (3)           3.2            3.3       3.6      4.5      5.6
Adj. EBITDA-CapEx / Int Expense (3)          2.4            2.5       2.7      3.5      4.5

RETURNS TO SPONSOR'S EQUITY

                                                       PURCHASE PRICE PER SHARE
                                    ------------------------------------------------------------
                                    $9.75     $10.25    $10.75     $11.25      $11.75     $12.25
                                    -----     ------    ------     ------      ------     ------
                          5.50X     27.8%      25.3%     23.0%      20.9%       19.1%      17.4%
2008                      5.75X     29.3%      26.7%     24.4%      22.3%       20.4%      18.7%
ADJ. EBITDA               6.00X     30.6%      28.0%     25.7%      23.6%       21.7%      19.9%
EXIT MULTIPLE (3)         6.25X     31.9%      29.3%     27.0%      24.8%       22.9%      21.2%
                          6.50X     33.2%      30.5%     28.2%      26.0%       24.1%      22.3%

----------------

(1) Assumes a $30mm revolver that is drawn $27.1mm at close. Also, assumes that $1.3mm of other debt is refinanced as well.

(2) Financial figures assume Sylvan remains a public company. EBITDA does not include the management annuity add-back of $400K and the Lake Pacific fees and expenses of $200K and it does include all public company expenses which are $1.1mm in 2003, $700K in 2004, $900K in 2005, $800K in
      2006-2008.

(3) Financial figures assume Sylvan becomes a private company. EBITDA adjusted for add-backs of $1.1mm and $400K for elimination of public company expenses and executive annuity expenses respectively in 2003 and for aforementioned amounts in all future periods.





LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]

DCF ANALYSIS OVERVIEW

METHODOLOGY             -     To determine the present value of the projected
                              after-tax free cash flows of the Company utilizing an EBITDA exit multiple terminal value and a range of discount rates

VARIABLES

                                  VARIABLE                    SELECTED RANGE
                                  --------                    ---------------
                     --  EBITDA Exit Multiple (2008):         --  5.50x-6.50x
                     --  Discount Rate Range:                 --  12.0%-14.0%



LANE, BERRY & CO.
International                                                                 23

                                                                   [SYLVAN LOGO]

DCF ANALYSIS

                                                                     YEAR ENDING DECEMBER 31,
                                                      -------------------------------------------------
(USD in Millions)                                      2004     2005        2006      2007       2008         TV
                                                      ------   ------      ------    ------     ------      ------
SUMMARY FINANCIALS:
REVENUE                                               $96.9    $97.7      $100.6     $103.6     $106.7
 Growth %                                                --      0.8%        3.0%       3.0%       3.0%
ADJUSTED EBITDA (1)                                    14.2     14.3        16.7       18.8       19.4
 Margin %                                              14.6%    14.7%       16.6%      18.1%      18.1%
EBIT                                                    7.6      8.1        10.8       13.1       13.8
 Margin %                                               7.9%     8.3%       10.7%      12.6%      12.9%
FREE CASH FLOW ANALYSIS:
EBIT * (1 - Tax Rate)                                   5.0      5.3         7.1        8.6        9.1
Plus: Depreciation                                      6.3      6.0         5.7        5.5        5.3
Plus: Amortization                                      0.2      0.2         0.2        0.2        0.2
Plus: Change in Working Capital                        (0.1)    (0.1)       (0.4)      (0.4)      (0.6)
Less: Capital Expenditures                              3.9      3.9         3.9        3.9        3.9
                                                      -----    -----      ------     ------     ------
FREE CASH FLOW                                          7.5      7.5         8.8       10.0       10.1
EBITDA (2008)                                                                                                19.4
EBITDA Multiple                                                                                              6.00X
                                                                                                            -----
TERMINAL VALUE                                                                                              116.2
Total Free Cash Flow                                    7.5      7.5         8.8       10.0       10.1      116.2
Weighted Average Cost of Capital             13.0%
PRESENT VALUE OF FCF                                    6.7      5.9         6.1        6.1        5.5       63.0
                                                      =====    =====      ======     ======     ======      =====





IMPLIED ENTERPRISE VALUE:

TOTAL ENTERPRISE VALUE                           $ 93.3
Less: Net Debt                                     29.4
                                                 ------
EQUITY VALUE                                       63.9
FD Shares Outstanding                               5.1
IMPLIED PRICE PER SHARE                          $12.43
                                                 ======

SENSITIVITY ANALYSIS:

              5.50X      5.75X      6.00X      6.25X     6.50X
             -------    -------    -------    -------   -------
12.0%        $12.07     $12.61     $13.14     $13.67    $14.21
12.5%         11.73      12.26      12.78      13.30     13.82
13.0%         11.40      11.92      12.43      12.94     13.45
13.5%         11.08      11.58      12.08      12.58     13.08
14.0%         10.77      11.26      11.75      12.24     12.73

--------------
(1) Financial figures assume Sylvan remains a public company. EBITDA does not include the management annuity add-back of $400K and the Lake Pacific fees and expenses of $200K and it does include all public company expenses which are $1.1mm in 2003, $700K in 2004, $900K in 2005, $800K in
      2006-2008.


LANE, BERRY & CO.
International

                                                                   [SYLVAN LOGO]


WACC ANALYSIS

                                                                                                                        TOTAL DEBT &
COMPARABLE COMPANIES                   COST OF           EQUITY         TOTAL      PREFERRED  EFFECTIVE   UNLEVERED    PREF'D STOCK/
(USD in Millions)            BETA (1)  EQUITY (2)(8)      VALUE         DEBT       STOCK      TAX RATE    BETA (3)        CAPITAL
-----------------------     --------   ------------    ----------    ----------    ---------  ---------   ---------     -----------
Archer-Daniels Midland       0.60        9.7%          $  8,397.0    $  3,873.0     $  0.0      28.5%       0.45           31.6%
Bunge                        0.58       10.0%             2,823.8       2,439.0        0.0      26.3%       0.35           46.3%
Chiquita Brands              1.00       13.5%               741.3         179.2        0.0      12.0%       0.82           19.5%
Delta and Pine               0.47        9.9%               966.6        (110.9)       0.0      35.5%       0.51          (13.0%)
Fresh DelMonte               0.69       11.1%             1,493.7         150.2        0.0       8.5%       0.63            9.1%
Hines Horticulture            NA          NA                 61.4         247.3        0.0      41.0%        NA            80.1%
MEAN                         0.67       10.8%          $  2,414.0    $  1,129.6     $  0.0      25.3%       0.55           28.9%
MEDIAN                       0.60       10.0%          $  1,230.1    $    213.2     $  0.0      27.4%       0.51           25.5%
SYLVAN                       0.46       17.5%                51.9          36.3        0.0      34.5%       0.33           38.0%

ASSUMPTIONS

Pretax Cost of Debt (Kd)(6)                          5.0%
Risk-Free Rate (Rf)(7)                               5.1%
Equity Risk Premium (Rm-Rf)(8)                       7.0%
Size Premia (Sp)(9)                                  9.2%
Tax Rate For Target (Tr)                            34.5%
Equity Political Risk Premium (Rp)                   0.0%
Other Risk Premium (Ro)                              0.0%

                                                              WEIGHTED AVERAGE COST OF CAPITAL (4)
UNLEVERED                                                 ------------------------------------------
  BETA                                                      TARGET DEBT & PREF'D / ENTERPRISE VALUE
                                                          ------------------------------------------
                                                          35.0%              40.0%             45.0%
                                                          -----              -----             -----
Equity Risk Premium (Rm-Rf)(8)           0.45             13.2%              12.6%             12.0%
Size Premia (Sp)(9)                      0.50             13.5%              12.9%             12.3%
Tax Rate For Target (Tr)                 0.55             13.8%              13.2%             12.6%
Equity Political Risk Premium (Rp)       0.60             14.1%              13.5%             12.9%
Other Risk Premium (Ro)                  0.65             14.4%              13.8%             13.2%

                                                                 LEVERED COST OF EQUITY (5)
                                                     -----------------------------------------------
                                                          TARGET DEBT & PREF'D / ENTERPRISE VALUE
                                                     -----------------------------------------------

                                                     35.0%                40.0%                45.0%
                                                     -----                -----                -----
Equity Risk Premium (Rm-Rf)(8)                       18.5%                18.8%                19.1%
Size Premia (Sp)(9)                                  19.0%                19.3%                19.6%
Tax Rate For Target (Tr)                             19.5%                19.8%                20.2%
Equity Political Risk Premium (Rp)                   19.9%                20.3%                20.7%
Other Risk Premium (Ro)                              20.4%                20.8%                21.2%

------------------
(1)   Source: two years of weekly data vs. the S&P 500 from Bloomberg.

(2) Cost of Equity = Risk-Free Rate (Rf) + (Equity Beta (Be) * Equity Risk Premium (Rm-Rf)) + Size Premia (Sp).

(3)   Unlevered Beta = Be / (1+(D*(1-Tr) + P) / E).

(4)   WACC= [(Rf +Be * (Rm-Rf) + Sp + Rp) *%E] +[Kd * (1-Tr) * % D] + Ro.
      Assumes pretax cost of debt remains constant.

(5)   Levered Cost of Equity = [Rf + Be * (Rm-Rf) + Sp +Rp)] +Ro.

(6) Any political risk premium (Rp) associated with debt is included in the pretax cost of debt (Kp).

(7)   Risk-Free Rate based on 30-year U.S. Treasury Yield as of 09/24/03.

(8) Source: 2003 Ibbotson Risk Premia Report. Based on the differences of large company total arithmetic mean returns minus long-term bond income returns from 1926-2002.

(9) Cost of equity premia based on equity market capitalization. Micro-cap (within $0.5mm - $64.8mm) =9.2%. Amounts per 2003 Ibbotson Risk Premia Report.




LANE, BERRY & CO.
International


                                                                              25